Exhibit 10.2
                         AGREEMENT OF PURCHASE AND SALE


         This Agreement ("Agreement") made this 5th day of February, 2001, by and between LARGO LAKES I, II, and IV, INC., a Delaware corporation with a place of business in c/o Harrod Properties, Inc., ("Largo, Inc."), HARROD PROPERTIES, INC., a Florida corporation ("Harrod, Inc."), and GARY W. HARROD, an individual, ("Harrod"), all with places of business at 777 S. Harbour Island Blvd., Suite 877, Tampa, Florida 33602, (Largo, Inc., Harrod, Inc. and Harrod sometimes referred to herein collectively as "Sellers"), and LINVATEC CORPORATION, a Florida corporation with a place of business at 310 Broad Street, Utica, New York 13501 ("Purchaser").

                                    RECITALS

         A. Largo, Inc. is the sole general partner of Largo Lakes - I Limited Partnership, a Delaware limited partnership ("Lakes").

         B. Harrod, Inc. is the sole general partner of GWH, Ltd., a Florida limited partnership ("GWH").

         C. Harrod is the sole limited partner of both Lakes and GWH. Lakes and GWH sometimes being referred to herein as "The Partnerships".

         D. Lakes is the owner of approximately 3.362 acres of land known as Tract 4, Largo Lakes Park, as recorded in Plat Book 111, Pages 23-26 in the public records of Pinellas County, Florida, said land being improved by a building ("Building One"), together with certain easements, the land and easements being more fully described on Exhibit "A-1" attached hereto ("Building One Property").

         E. Lakes is the owner of approximately 2.437 acres of land being a portion of Tract 3, Largo Lakes Park, as recorded on Plat Book 111, Pages 23-26 of Pinellas County, Florida, said land being improved by a building ("Building Two"), together with certain easements, the land and easements being more fully described on Exhibit "A-2" attached hereto ("Building Two Property").


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         F.  Lakes is the owner of  approximately  8.466  acres of land known as
Tract 2, Largo Lakes, as recorded in Plat Book 111, Pages 23-26 of the public records of Pinellas County, Florida, said land being improved by a building ("Building Four"), together with certain easements, the land and easements being more fully described on Exhibit "A-3" attached hereto ("Building Four Property") (the Building One Property, Building Two Property, and Building Four Property are sometimes referred to herein collectively as the "Lake Property").

         G. GWH is the owner of approximately 2.670 acres of land being a portion of Tract 3, Largo Lakes Park, as recorded in Plat Book 111, Pages 23-26 of the public records of Pinellas County, Florida, said land being improved by a building ("Building Three"), together with certain easements, the land and easements being more fully described on Exhibit "A-4" attached hereto ("GWH Property").

         H. Harrod is the owner of a certain parking area as reflected on the map attached hereto as Exhibit "B" ("Parking Area") (the Lakes Property and GWH Property and Parking Area are sometimes herein collectively referred to as "Property").

         I. Purchaser wishes to purchase and Sellers are willing to sell all of the right, title and interest in Lakes and GWH upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt of which is hereby acknowledged, Sellers, jointly and severally, and Purchaser hereby agree as follows:

         1. Sale and Purchase of Partnerships. On the Closing Date set forth in paragraph 3, Sellers shall transfer and convey to Purchaser all of Sellers' right, title and interest in the Partnerships free and clear of all liens, claims or encumbrances of any sort.

         2.       Purchase Price and Allocation of Purchase Price.
                  -----------------------------------------------

         (a) The consideration for the Sellers' transfer and conveyance to Purchaser of all of Sellers' rights, title, and interest in and to the Partnerships as set forth in paragraphs 1 and 2 of this Agreement, shall be as follows ("Purchase Price"):

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                           (i) a deposit  ("Deposit") of Fifty Thousand  Dollars
($50,000.00) in the form of a check in escrow with the Sellers' attorney, Lowndes, Drosdick, Doster, Kantor & Reed, P.A. ("Escrow Agent") to be paid by Purchaser to Escrow Agent upon the execution and delivery of this Agreement by Sellers and Purchaser. The Deposit shall be credited toward the cash portion of the Purchase Price to be paid by Buyer pursuant to subparagraph (ii) hereof. The Deposit will be invested by Escrow Agent in a separate interest bearing account and to be disbursed by Escrow Agent in accordance with the provisions of this Agreement. Interest on the Deposit shall constitute part of the Deposit so that whoever shall be entitled to receipt of the Deposit pursuant to this Agreement shall be entitled to accrued interest thereon;

                           (ii) the sum of Five Hundred Forty  Thousand  Dollars
($540,000.00) (less the Deposit) shall be paid to Sellers by Purchaser in cash, wire transfer or bank check at Closing, subject to credits, adjustments and prorations as provided in Agreement;

                           (iii)  the sum of Four  Million  Two  Hundred  Twenty
Eight Thousand Two Hundred Sixty Eight Dollars ($4,228,268.00) by Purchaser executing and delivering to Sellers, or their designee, a promissory note ("Note"). The Note shall be paid by Purchaser with interest at the rate of six percent (6%) per annum in one hundred forty-four (144) equal installments of principal and interest in accordance with the amortization schedule attached hereto as Exhibit "C" commencing thirty (30) days from the date the Note is executed. Purchaser shall be entitled to prepay the Note in whole or in part without penalty. The Note shall be secured by a security interest covering one hundred percent (100%) of the interests in the Partnerships;

                           (iv) Purchaser's  acceptance of Sellers'  interest in
the Partnership subject to the indebtedness evidenced by a promissory note dated June 28, 1996 in the original principal sum of Fifteen Million Four Hundred Eighty-One Thousand Dollars ($15,481,000) in favor of MCM Finance Corporation ("MCM") and secured by an unrecorded mortgage of even


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date and amount  executed by Lakes in favor of MCM,  which note and mortgage was assigned and is currently held by the United States Trust Company of New York, as Trustee ("Trustee"); and

                           (v)  Purchaser's  acceptance of Sellers'  interest in
the Partnership subject to the indebtedness evidenced by a promissory note dated June 28, 1996 in the original amount of Four Million One Hundred Two Thousand Two Hundred Sixty-Two Dollars ($4,102,262) secured by a mortgage executed by Lakes to MCM Finance Corporation, a Delaware corporation, recorded July 3, 1996 in Official Record Book 9392 Page 1541 of the Public Records of Pinellas County, Florida, given to secure the original principal sum of Four Million One Hundred Two Thousand Two Hundred Sixty-Two Dollars ($4,102,262). Said mortgage thereafter assigned to MCM Deposit Corp. #1, a Delaware corporation, in Official Record Book 9392, Page 1591 of the Public Records of Pinellas County, Florida and said mortgage thereafter assigned to United States Trust Company of New York, as trustee, in Official Record Book 9392, Page 1615 of the Public Records of Pinellas County, Florida ("Trust Mortgage").

         (b) Allocation of Purchase Price. The Purchase Price shall be allocated by the Sellers and Purchaser among the Sellers' interest in Lakes and GWH in accordance with Exhibit "D" attached hereto. At the Closing, the parties hereto shall execute and file Internal Revenue Service Form 8594 reflecting such allocation, pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended.

         3. Closing. The closing of the transactions contemplated under this Agreement ("Closing") shall be held within forty (40) days after the satisfaction of the conditions set forth in paragraph 12(d) hereof provided that all other conditions have been satisfied or waived by that date, or any other date mutually agreed upon in writing by the parties ("Closing Date").

         4.       Closing Documents.
                  -----------------

         (a) At the Closing, Sellers shall deliver to Purchaser in a form acceptable to Purchaser's attorneys:



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                           (i) assignment of all general and limited partnership
interest for Lakes and GWH in a form which, in the reasonable opinion of Purchaser's counsel is necessary to effectively transfer and convey to Purchaser good and marketable title to 100% of the general and limited partnership interest in Lakes and GWH and all property owned by them, free and clear of all
mortgages,   pledges,  liens,  security  interests,   covenants,   restrictions,
easements and other encumbrances except the Trust Mortgage;

                           (ii)  a  copy  of  the  deed  transferring  good  and
marketable title free and clear of all liens and encumbrances to the Parking Area from Harrod to Lakes as shown on Exhibit "E" hereto, which transfer shall have occurred prior to the Closing;

                           (iii) all leases for the Property;

                           (iv) the original or true copy of a valid certificate
of occupancy for Building One, Building Two, Building Three and Building Four;

                           (v) original  copies of all Operating  Agreements and
Intangible Rights (as hereinafter defined), certified by Sellers as being true, accurate, current and complete;

                           (vi) executed estoppel  certificates from all tenants
under the Leases (as hereinafter defined), other than Purchaser, which estoppel certificates shall be in substantially the form attached hereto as Exhibit "F" and dated not more the thirty (30) days prior to the Closing;

                           (vii) a FIRPTA Non-Foreign  Transferor Certificate in
accordance with Section 1445 of the Internal Revenue Code;

                           (viii)  those  affidavits   reasonably   required  by
Purchaser's title insurance company ("Title Company") to clear title to the Property;

                           (ix)   resolutions   of   the   directors   and   the
shareholders of Largo, Inc. and Harrod, Inc., and the certificate of incorporation and by-laws of Largo, Inc. and Harrod, Inc., authorizing the general partners for Lakes and GWH to execute this Agreement and the closing documents on behalf of Lakes and GWH;

                           (x) copies of the partnership agreements of Lakes and
GWH, as amended, certified by the general partner as being true, accurate, current and complete, and that

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the same are in full force and  effect,  and have not been  revoked,  rescinded, modified or amended except as set forth therein; resolutions of the general partners of Lakes and GWH certifying that the partners of Lakes and GWH approved the conveyance of the Lakes Property and the GWH Property and Assets (as hereinafter defined) to the Purchaser;

                           (xi) the  opinion  of  Sellers'  counsel,  dated  the
Closing Date, in form attached as Exhibit "G";

                           (xii)  all   guaranties,   warranties  and  operating
manuals, if any, for the Assets, including, without limitation, all Equipment (as hereinafter defined);

                           (xiii) an  Assessment  Form  required by the State of
Florida to accompany the deed; and

                           (xiv)  consent  by the  Trustee  to the  transactions
contemplated by this Agreement.

         (b) At Closing, Purchaser shall execute and/or deliver to Seller, or their designee, a Note, Security Agreement, UCC-1 Financing Statements, Opinion of Counsel, Good Standing Certificate, Resolutions and such other documents necessary to close the transaction described herein.

         5. Adjustments. All rent, real estate taxes and interest on the Mortgage (including any escrows) shall be adjusted as of Closing.

         6. Expenses Incurred by Purchaser. The following shall be paid exclusively by Purchaser:

                           (i) all  costs  and  expenses  for  title  insurance.
However, if the costs for Purchaser's title insurance exceeds $10,000.00, then Purchaser may elect to terminate this Agreement upon notice to Sellers, whereupon the Escrow Agent shall deliver the Deposit to Purchaser and the parties shall have no further obligations hereunder;

                           (ii) Purchaser's attorneys' fees; and

                           (iii)  such  other  costs  and  expenses   which  are
normally and reasonably incu rred by a purchaser in connection with the type of transaction contemplated by this Agreement.


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

         7. Expenses Incurred by Sellers. Sellers shall pay the following items prior to or at the Closing:

                           (i) all costs and expenses of title and lien searches
and abstracts of title;

                           (ii) all income taxes and other similar  charges owed
by Seller, including, but not limited to, income taxes resulting in the transfer of the Partnership interests set forth in Paragraph 1 of this Agreement;

                           (iii)  any  transfer  tax  on  the  transfer  of  the
Partnership interests; (iv) such amount necessary to obtain an assumption of the Trust Mortgage; and (v) such other costs, fees, and expenses which are normally and reasonably incurred by a seller in connection with the type of transaction contemplated by this Agreement.

         8. Sellers' and Harrod's Representations and Warranties. As a material inducement to Purchaser's acceptance of this Agreement and its acquisition of the Property, each Seller and Harrod jointly, severally, and independently make the following representations to Purchaser, each of which: (i) is true and correct as of the date of this Agreement; (ii) shall be true and correct as of the Closing; and (iii) shall be binding upon the respective successors and assigns of Sellers and Harrod.

         (a) Lakes and GWH are limited partnerships, duly organized, validly existing and in good standing under the laws of the States of Delaware and Florida, respectively. The recitals to this Agreement accurately state the Partnership of both Lakes and GWH. Sellers shall provide to Purchaser true, complete, and correct copies of its organizational documents and partnership agreement, as currently in effect, to Lakes and GWH. In the event that any such document or agreement is amended after the date hereof, Sellers will promptly provide or make available to Purchaser a true, complete and correct copy of such document or agreement, as so amended.

         (b) Sellers have all necessary organizational power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this

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Agreement  by  Sellers  and the  consummation  by  Sellers  of the  transactions contemplated hereby will, as of the Closing, have been duly authorized and approved by all necessary organizational actions on the part of Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes a legal, valid, and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting or relating to enforcement of creditors' rights generally; and (ii) general principles of equity relating to enforceability.

         (c) Lakes and GWH are not a party to any agreement or instrument materially and adversely affecting it or their ownership of the Lakes Property or GWH Property respectively, and Sellers are not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which they are a party.

         (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Sellers does not and will not violate any agreement binding upon Sellers and does not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Lakes Property or the GWH Property, nor will it violate any law, rule, regulation, restriction, judicial or administrative order, judgment or decree applicable to Sellers, nor, except as provided herein, is the consent of any third party required for Sellers' consummation of this Agreement.

         (e) Sellers have not entered into any other contracts for the sale of their interest in all or any part of Lakes, GWH, the Lakes Property or GWH Property or any portion thereof, and no other person or entity has any rights of first refusals, options or other preferential rights to purchase Lakes, GWH, the Lakes Property or GWH Property or any portion thereof.

         (f) Lakes has good and marketable title to the Lakes Property free and clear of any liens, restrictions, security interests or encumbrances, and other exceptions other than the Trust Mortgage and such easements and covenants of record which do not interfere with the use

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
and enjoyment of the Property. GWH has good and marketable title to the GWH Property, free and clear of any liens, restrictions, covenants, security interests, easements, encumbrances, and other exceptions or objections to title. Such title includes:

                           (i)  all  building,   improvements,   and  structures
located upon the Lakes Property and GWH Property;

                           (ii)  all  furniture,   furnishings,   and  fixtures,
including, but not limited to, lighting, decorative, plumbing and electric fixtures and appliances, including, but not limited to those items of furniture, furnishings and fixtures set forth in Exhibit "H" attached hereto ("Equipment");

                           (iii) All leases, together with any security deposits
and utility deposits, affecting the Property, all of which are set forth in Exhibit "I" attached hereto and made a part hereof ("Leases");

                           (iv) all records of Sellers relating to the operation
or management of the Property ("Property Records");

                           (v)  any  and all  permits,  licenses,  certificates,
approvals, authorizations, documents and the like which are necessary for the operation and use of the Property ("Intangible Rights"); and

                           (vi) to the  extent  assignable  and  subject  to the
terms thereof, any and all maintenance agreements, operating agreements, licenses, contracts, and concessions relating to the operation and maintenance of the Property, all of which are set forth in Exhibit "J" annexed hereto and made a part hereof ("Operating Agreements").

                           (vii) Sellers' rights, title and interest, if any, in
any strips or gores of land adjoining the Property, the land lying in the bed of any street, road or avenue, opened or proposed, adjoining any part of the Property to the center line thereof, to any unpaid award for damages to the Property by reason of any change of grade in any street, road or avenue and any other condemnation awards, together with any easements benefiting the Property.


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

         (g) With regard to any leasehold interests in the Lakes Property and the GWH Property, the same are in full force and effect, there are no defaults by Sellers, and the Leases are set forth in Exhibit "I" annexed hereto. No rent under any Lease has been prepaid beyond the month in which Closing takes place.

         (h) There is no suit, action, proceeding (legal, administrative, or otherwise) arbitration or governmental investigation pending or threatened, against or with respect to Sellers and the Lakes Property and GWH Property, as the case may be, which suit, action and proceeding, arbitration or investigation could reasonably be expected to have a material adverse effect on Sellers' ability to perform their obligations hereunder or on Purchaser's ownership and use of the Lakes Property and GWH Property after the Closing.

         (i) Except as may have been caused or created by Purchaser, the Property is not in violation of any federal, state, or country or local law, ordinance, code, rule or regulation, which violation could reasonably be expected to have a material adverse effect on Purchaser's ownership of the Property after the Closing, nor has Seller received any notice in writing that any governmental authority is asserting any such violation.

         (j) Except as may have been caused or created by Purchaser, with respect to the Lakes Property and the GWH Property:

                           (i) the Lakes  Property or the GWH  Property  are not
being, or have been, used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance.

                           (ii)  Underground  storage tanks are not and have not
been located on the Lakes Property or GWH Property.

                           (iii)  There  has been no  release  of any  Hazardous
Substances in an amount (A) required to be reported to the appropriate governmental entity or (B) that would require the incurrence of response cost to meet an applicable clean up standard ("Release") nor is there the threat of a Release on, at, or from the Lakes Property or GWH Property, which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the
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

Lakes Property or GWH Property, and Sellers have not received any form of notice or inquiry from any federal, state, or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Lakes Property or GWH Property or any property adjacent to or within the immediate vicinity of the Lakes Property or GWH Property, or any other person with regard to a Release or the threat of a Release on, at, or from the Lakes Property or GWH Property or any property adjacent to or within the immediate vicinity of the Lakes Property and GWH Property.

                           (iv)  There  are  no  agreements,   consent   orders,
decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency, or authority relating to the past, present, or future ownership, use, operation, sale, transfer, or conveyance of the Lakes Property or GWH Property which require any change in the present condition of the Lakes Property or GWH Property, or any work, repairs, construction, containment, clean up, investigations, studies, removal, or other remedial action or capital expenditures with respect to the Lakes Property or GWH Property.

                           (v)  There  are  no  actions,   suits,   claims,   or
proceedings, pending or, to the best of Seller's knowledge, threatened, which could cause the incurrence of expenses or costs of any nature or description, or which seek money damages, injunctive relief, remedial action, or any other remedy that arise out of, relate to, or result from (A) a violation or alleged violation of any applicable Environmental Law or noncompliance or alleged noncompliance with any environmental permit, (B) the presence of any Hazardous Substances or a Release or the threat of a Release on, at or from the Lakes Property or GWH Property, or (C) human exposure to any Hazardous Substances, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Lakes Property or GWH Property or the ownership, use, operation, sale, transfer or conveyance thereof.

                  For the purposes of this Paragraph 8(j), "Hazardous Substances" means and includes petroleum products, flammable explosives, radioactive materials, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance, element, compound,

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mixture, solution, pollutant or material now or hereafter defined as such, or as a hazardous substance or any similar term, by or in the Environmental Laws. For purposes of this Paragraph 8(j), "Environmental Law" or "Environmental Laws" means any law commonly referred to or generally known as "Superfund" or "Superlien" law, or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, or common law theory regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances as are now in effect, including without limitation, the following as the same may be amended from time to time, and all regulations promulgated
thereunder  or  in  connection   therewith:   the   Superfund   Amendments   and
Reauthorization   Act  of  1986;  the  Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.); the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act; the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended by the Solid Waste Disposal Act; and the Hazardous Materials Transportation Act.

         (k) There are no pending, or to the best of Sellers' knowledge, any threatened condemnation actions or proceedings in eminent domain with respect to the Lakes Property or GWH Property or any portion thereof, nor have the Sellers received notice of the commencement of any condemnation, or other action or proceeding that would change or affect the present zoning classification of the Lakes Property or GWH Property.

         (l) No representation or warranty made by Sellers in this Agreement, nor any statement, certificate or exhibit furnished by or on behalf of Sellers pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. Sellers have not failed to disclose to Purchaser any pending developments or circumstances of which they are aware which are reasonably likely to have a material adverse effect on Sellers, Lakes Property or GWH Property.


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

         (m) There are no unrecorded liens, encumbrances, covenants, restrictions, agreements, declarations, or easements which materially affect the Lakes Property or GWH Property. Sellers have no knowledge of any fact or circumstance which would invalidate any policy of title insurance covering the Property.

         (n) Sellers have complied with all of their obligations under the Leases and have received no written or oral notice of default from any parties thereto.

         (o) All of the exhibits attached hereto are true, correct, and complete.

         (p) All bills for work done and materials furnished on behalf of Sellers with respect to the Lakes Property or GWH Property have been or will be paid in full prior to Closing.

         (q) Sellers have received no notice or knowledge of any special assessments (other than the assessment referred to in paragraph 19 hereof) having been made or levied against the Lakes Property or GWH Property and, to the best of Seller's knowledge, there are no public improvements which have been planned, commenced, or completed which would result in a special assessment against the Lake Property or GWH Property.

         (r) The Partnerships have no liabilities nor are they a party to contracts which would create future liabilities other than those which have been disclosed to Purchaser in writing.

         (s) All of Sellers' accounts payable and all of Sellers' obligations and responsibilities arising out of its ownership, maintenance, and operation of the Lakes Property and GWH Property ("Preclosing Liabilities") have been paid in full. Preclosing Liabilities shall include, but shall not be limited to (i) payments due under all Operating Agreements, including employment agreements;
(ii) payments due to all materialmen, contractors and subcontractors which provided any material or performed any work at the Lakes Property and GWH Property; (iii) all sales taxes, withholding taxes, all unpaid real estate taxes assessed against the Property, or other taxes due to the federal, state or local governments; (iv) all utilities; and (v) payments due under the Trust Mortgage.

         9.       Survival of Representations and Warranties; Indemnification.
                  ------------------------------------------------------------

         (a) The representations and warranties made by Sellers under this Agreement shall survive until the fifth (5th) anniversary of the Closing.

         (b) Sellers, and by joining in the execution of this Agreement, Harrod hereby agree to indemnify and hold Purchaser, its officers, directors, shareholders, employees and representatives and Purchaser's affiliates, harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable attorneys' fees, arising out of or resulting from (i) any breach, misrepresentation, or material omission of the representations and warranties contained in Paragraph 8(a) through (s) of this Agreement made by each Seller and/or Harrod in this Agreement or in any Exhibit hereto, (ii) any breach by any Seller, unless waived in writing by Purchaser, of any covenant or agreement contained in or arising out of this Agreement, and (iii) any failure by any Seller to comply with any provision of this Agreement. This indemnification shall survive until the fifth (5th) anniversary of Closing.

         (c) If Purchaser claims a right to indemnification hereunder ("Indemnified Party") it shall give the other party from whom indemnification is sought ("Indemnifying Party") prompt notice of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base a claim for indemnification under this Paragraph 9, provided, however, that no failure to give such notice shall excuse any Indemnifying Party from any obligation hereunder.

         10.      Purchaser's Diligence Investigation.
                  -----------------------------------

                  (a)      Due Diligence.
                           -------------

                           (i)  Purchaser  has  conducted  and will  continue to
conduct, in good faith at Purchaser's sole cost and expense, together with its agents, contractors and representatives, whatever inspections, tests, surveys, examinations, appraisals and investigations of the Lakes Property or GWH Property that Purchaser and such agents, contractors or representatives may deem necessary or desirable to determine the desirability of purchasing the

Lakes Property or GWH Property, including, without limitation, the right to make soil tests and borings, and groundwater sampling, the right to make structural, architectural, engineering, and asbestos studies.

                           (ii)  Purchaser  may also  review  and  Seller  shall
cooperate in providing any and all documentation relating to the Property including but not limited to plans, specifications, environmental reports, zoning ordinances, governmental approvals, licenses, permits, leases and related notices. Sellers have allowed and will continue to allow Purchaser and Purchaser's agents, contractors and representatives reasonable access to the Lakes Property and GWH Property. Purchaser hereby agrees to indemnify Sellers against any damages to the Lakes Property and GWH Property incurred by Seller caused by the inspections, investigations or other activities of Purchaser or Purchaser's agents after the date of this Agreement. Without limitation on the foregoing, Purchaser shall promptly repair any damage to the Lakes Property or GWH Property caused as a result of Purchaser's investigation after the date of this Agreement.

                           (iii) If at any time prior to close of  business,  on
or before March 31, 2001 (the period between the date of this Agreement and March 31, 2001, the "Inspection Period"), Purchaser in its sole and absolute discretion determines that it is dissatisfied with the results of its investigation and/or inspections, or for any reason whatsoever, then Purchaser may elect to terminate this Agreement by written notice to Seller, in which event the Escrow Agent shall deliver the Deposit to Purchaser and neither party shall thereafter have any further rights or obligations under this Agreement. If Purchaser fails to deliver such notice prior to the expiration of the Inspection Period, Purchaser shall be deemed to have elected to proceed with the transactions set forth herein (subject of course to the satisfaction of the conditions precedent and other conditions to Closing set forth elsewhere in this Agreement).

         11. Title Documents. Within twenty (20) days after the execution and delivery of this Agreement, Sellers shall deliver to Purchaser, or to Purchaser's attorney, a copy of Sellers' existing title policy, tax search and existing survey of the Lakes Property and GWH Property. Purchaser shall satisfy itself that it is covered by the existing title policy. If Purchaser is not so satisfied, it will obtain from the Title Company a commitment for title insurance showing that Sellers hold a good and marketable title to the Lakes Property and GWH Property. Purchaser shall, within thirty (30) days of the delivery of the existing policy or the title insurance commitment (whichever is later), deliver to Sellers a written statement of all objections to conditions disclosed by the survey and to any exceptions set forth in the title insurance commitment obtained by Purchaser (the foregoing survey and title objections being collectively referred to herein as "Purchaser's Objections"). Purchaser's Objections may include an easement, covenant or other restriction whether of record or not. Sellers shall, within ten (10) days of the delivery of Purchaser's Objections to Sellers' attorneys, give notice to Purchaser's attorney as to whether Sellers will cure all Purchaser's Objections on or prior to the Closing, or which of such objections Sellers will refuse to cure. If Sellers' notice indicates that Sellers refuse to cure any Purchaser's Objections, then Purchaser may, within ten (10) days of the giving of such notice to Purchaser's attorney, elect by notice given to Sellers to terminate this Agreement, in which event all rights and liabilities of the parties by reason of this Agreement shall be deemed at an end. If Purchaser shall not so elect to terminate this Agreement, Purchaser shall be deemed to have waived such Purchaser's Objections which Sellers shall refuse to cure. Sellers shall, at Closing, convey marketable title free and clear of all Purchaser's Objections which Seller agreed in Sellers' notice Sellers would cure. In addition, and notwithstanding anything to the contrary set forth in this Agreement, Sellers shall cure, at or prior to Closing, any lien, claim, easement, restriction, covenant or other encumbrance arising after the date of Purchaser's delivery of Purchaser's Objections and prior to Closing.

         12. Conditions Precedent To Closing. The obligation of Purchaser under this Agreement to purchase the Partnership interests from Sellers and to assume the Trust Mortgage is subject to the satisfaction at the time of Closing of each of the following conditions ("Conditions Precedent"):

         (a) All of the representations, warranties and covenants by Sellers set forth in this Agreement shall be true and correct as of Closing in all material respects, as though such representations and warranties were made at and as of Closing.

         (b) Sellers shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on its part prior to or as of the Closing.

         (c) All instruments and documents required on Sellers' part to effectuate this Agreement and the transactions contemplated herein, as set forth in this Agreement, shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser, Purchaser's counsel and Title Company.

         (d) Seller shall have obtained the approval and consent of the Trustee for the transactions contemplated by this Agreement.

         (e) Approval of this Agreement by Purchaser's Board of Directors.

         (f)  Approval  of   Purchaser's   lenders  upon  terms  and  conditions
acceptable to Purchaser.

         (g) Purchaser's receipt of opinions from its special tax counsel and accountants concerning the various tax consequences of this transaction, satisfactory to Purchaser.

         (h) Purchaser's receipt of any governmental approvals necessary for Purchaser to use the Property for Purchaser's intended purpose.

         (i) Seller's completion of the paving of 25-35 parking spaces in the Parking Area currently being used by Val-Pak employees. As of Closing, Val-Pak employees will no longer be permitted to park in this area.

         (j)  Purchaser   obtaining  a  title  insurance  policy  acceptable  to
Purchaser at a cost not to exceed $10,000.

         (k) Appraisal of the Property reasonably acceptable to Purchaser.

         (l) No adverse material change to the condition of the Property.

         If any one or more of the foregoing Conditions Precedent is not satisfied by March 31, 2001, Purchaser may terminate this Agreement upon notice to Sellers. If Purchaser gives a notice of termination under this Paragraph 12, this Agreement shall terminate, Escrow Agent shall deliver the Deposit to Purchaser, and neither party shall have any further rights or liabilities under this Agreement.


         13. Default. If Sellers shall tender all documents, instruments, items and payments required by this Agreement and all Conditions Precedent shall have been fully satisfied and Sellers have complied fully with all its obligations hereunder, and all of Sellers' representations and warranties pursuant to this Agreement shall be true and correct on the date hereof and on the Closing Date in all material respects, and if Purchaser shall fail or refuse to close title as required by the terms of this Agreement, Sellers' sole remedy shall be to retain the Deposit, it being agreed by Sellers that the damages to Sellers in case of default by Purchaser may be impossible to ascertain and that $50,000.00 constitutes a fair and reasonable amount of damages in the circumstances, and neither party to this Agreement shall have any further rights or obligations hereunder. If Purchaser is ready, willing and able to close in the manner required by this Agreement and Sellers default in its obligations under this Agreement, Purchaser shall have the remedies at law or in equity based upon Sellers' breach of this Agreement, it being agreed by the parties that Purchaser shall be entitled to specific performance of this Agreement. If Purchaser elects not to seek specific performance, Sellers shall return the Deposit to Purchaser and shall reimburse Purchaser for all expenses it has incurred in connection with or arising out of its activities, due diligence and investigations under this Agreement, including attorneys' fees, not to exceed $50,000.00.

         14. Notices. Any notice, demand, or request, required or agreed to be given by either party, shall be sufficiently given or served if in writing and signed by the party giving it, and delivered by hand with receipt acknowledged (including by national overnight courier, such as Federal Express) or mailed by certified mail, return receipt requested, addressed to the party to be noticed as follows:


                  To Seller(s):             Largo Lakes, I, II, and IV, Inc.
                                            777 S. Harbour Island Blvd.
                                            Suite 877
                                            Tampa, Florida 33602
                                            Attn: Gary W. Harrod

                                            Harrod Properties, Inc.
                                            777 S. Harbour Island Blvd.
                                            Suite 877
                                            Tampa, Florida 33602
                                            Attn: Gary W. Harrod

                  With a copy to:           Lowndes, Drosdick, Doster
                                            Kantor & Reed, P.A.
                                            215 N. Eola Drive
                                            Orlando, FL 32801
                                            Attn:  Jon C. Yergler, Esq.

                  To Purchaser:             Linvatec Corporation
                                            310 Broad Street
                                            Utica, New York 13501
                                            Attn:  President and General Counsel

                  With a copy to:           ConMed Corporation
                                            310 Broad Street
                                            Utica, New York 13501
                                            Attn:  President and General Counsel

                                            Hancock & Estabrook, LLP
                                            100 Madison Street
                                            MONY Tower I
                                            Syracuse, New York 13202
                                            Attn:  Richard W. Cook, Esq.

or to such other address as Sellers, Purchaser and Harrod, may from time to time designate by giving notice thereof in writing. Service shall be complete upon such delivery or mailing except in the case of a notice to change an address in which case service shall be complete when the notice is received by the addressee. Notices may be given by counsel to the respective parties identified in this Paragraph.

         15.      Risk of Loss and Eminent Domain.
                  -------------------------------

         (a) The risk of loss or damage to the Lakes Property and GWH Property or of a taking by eminent domain, until delivery of the deed(s) and bills of sale to Purchaser, is assumed by Sellers. In the event that the improvements which are a part of the Lakes Property and GWH Property are destroyed or damaged by fire or other cause, or the Lakes Property and GWH property or any portion thereof is taken by eminent domain, (i) Purchaser may elect to terminate this Agreement, or (ii) Purchaser may elect to close the transaction contemplated hereby, and accept the insurance proceeds payable by reason of such damage or destruction, or the condemnation award payable by reason of such taking, and Sellers shall pay over and assign such proceeds and/or award and all claims therefor to Purchaser at Closing.

         (b) Sellers warrant and represent to Purchaser that Sellers have and will have through the date of Closing, property insurance on Building Three in an amount sufficient to replace all improvements on the Lakes Property and GWH Property and all Equipment.

         16. Operation of the Property Until Closing. From the date hereof until the Closing, Sellers shall operate the Lake Property and GWH Property in the ordinary course of such business as presently being conducted. Moreover, Sellers shall:

         (a) maintain, through Closing, the current insurance policies with respect to the Lakes Property and GWH Property;

         (b) pay any and all sums due and payable on the Trust Mortgage as the same become due and payable, and shall not allow a default to occur thereunder, nor an event, with the passage of time or notice, or both, result in a default thereunder;

         (c) refrain from modifying the Trust Mortgage, nor enter into additional mortgages, or any other financing agreements, or allow the Lakes Property or the GWH Property to be subject to any lien other than the lien of the Trust Mortgage;

         (d) maintain the Intangible Rights and Operating Agreements in their current state, and not grant any renewals, extensions, modifications, rights of purchase, or otherwise modify or terminate the same, without the express prior written consent of Purchaser;

         (e) maintain and repair the Lakes Property and the GWH Property and Equipment in a good and workmanlike manner, and replace any of the Equipment with comparable substitutes being at least of equal value and function as the item which it replaced, all in the ordinary course operation;

         (f) comply with all of the Sellers' obligations under the Leases.

         17. Broker. Purchaser and Sellers represent and warrant to each other that neither party has dealt with any broker or finder with respect to the transactions contemplated under this Agreement. Each party agrees to defend and indemnify the other against any breach of this representation and warranty.

         18. Relocation of Tenants and Building Three Upgrades. Sellers covenant and agree to obtain the consent and approval of the tenants of Building Three, namely Sun Pharmacy and South Trust Bank ("Building Three Tenants"), to relocate them to new facilities as promptly as possible after Closing. Sellers will assume all responsibilities for relocating the Building Three Tenants, including all costs and expenses associated with the relocation including the build-out and refinishing costs of the new facilities, cleaning and repairing the space currently occupied by the Building Three Tenants. In addition, during the period of time the Building Three Tenants remain in possession of Building Three following Closing, Sellers shall indemnify and hold harmless Purchaser from any costs, expenses, operating deficiencies or damages suffered by Purchaser on account of such continued occupancy by the Building Three Tenants, including but not limited to Purchaser's pro rata share of the cost of maintaining the common areas of Largo Lakes Corporate Center and for all assessments attributable to the Purchaser on account of its ownership of Building Three. Any base rent paid by the Building Three Tenants during their occupancy of Building Three following Closing shall be paid to Purchaser. Upon the relocation of the Building Three Tenants, Sellers shall pay all of Purchaser's actual costs and expenses of the alterations and improvements to Building Three to meet Purchaser's needs including labor and materials for demolition and construction, as well as the costs for preparing plans and specifications, not to exceed $150,000.00 ("Build-Out Costs"). Sellers shall pay all or a portion of the Build-Out Costs to Purchaser within ten (10) days of Purchaser's written notice to Sellers which notice shall include copies of these invoices, receipts, and other evidence of such costs as Sellers may reasonably require in support of the amount set forth in Purchaser's notice.

         19. Traffic Light. Sellers agree to pay all of the Purchaser's costs associated with bringing a traffic light to the Largo Lakes Corporate Center as and when same are due under the assessment dated May 31, 2000.

         20. Management. Properties is currently the management company for the Largo Lakes Corporate Center. Purchaser agrees to support Properties as the management company of Largo Lakes Corporate Center and vote for Properties in any property owners association meeting or similar proceeding regarding the selection of the management company for Largo Lakes Corporate Center so long as:

         (a) there is an outstanding balance owed under the Note;

         (b) that Harrod is a principal of Properties; and

         (c) Properties is not in default of any of its covenants or obligations under this Agreement or any agreement concerning the management of Largo Lakes Corporate Center.

         21.      Miscellaneous Provisions.
                  ------------------------

         (a) This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by a written agreement of such waiver, modification, amendment, discharge or termination executed by the parties and then only to the extent set forth in such instrument.

         (b) This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida.

         (c) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         (d) This Agreement when executed and delivered by both parties shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         (e) Whenever in this Agreement a period of time is stated as a number of days, it shall be construed to mean calendar days; provided, however, that when any period of time so stated would end on a Saturday, Sunday or legal holiday, such period shall be deemed to end on the next day following which is not a Saturday, Sunday or legal holiday.

         (f) Purchaser may assign its rights under this Agreement to an entity owned or controlled by Purchaser. Any assignment by Purchaser of its rights under this Agreement shall not relieve Purchaser of Purchaser's obligations under this Agreement.

         (g) This Agreement and any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, or any amendment or supplement thereto, may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original agreement, but all counterparts shall constitute only a single agreement. Any signature page of this Agreement or of such amendment, supplement document, or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon and may be attached to another counterpart in form thereto but having attached to it one (1) or more additional signature pages.

         (h) If any provisions of this Agreement, or the application thereof, will for any reason and to any extent by invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         (i) The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof by construed against either party on the basis that such party, or its counsel, drafted this Agreement.

         (j) If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties, by decision or settlement shall be entitled to recover actual attorneys' fees, costs and expenses, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

         (k) Each party acknowledges that it has been advised by its own counsel with respect to the transaction governed by this Agreement.

         (l) In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and visa versa, wherever it appears appropriate from the context. The definitions and terms contained in the recitals of this Agreement and the documents referenced in the recitals are all incorporated into this Agreement by reference as if more fully set forth in the body of this Agreement.

         (m) Each of the Sellers shall be jointly and severally liable for each and every obligation of Seller or Sellers under this Agreement.

         (n) Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               LARGO LAKES I, II AND IV, INC.


                               By:______________________________________
                                        Gary W. Harrod, President

                               HARROD PROPERTIES, INC.


                               By:______________________________________
                                        Gary W. Harrod, President


                               -----------------------------------------
                               GARY W. HARROD

                               LINVATEC CORPORATION


                               By:______________________________________
                                        Daniel S. Jonas, Assistant Secretary

State of          )
                           ) ss.:
County of                  )

         On the _____ day of February in the year 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared Gary W. Harrod, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                                     ---------------------------
                                                     Notary Public




State of New York          )
                                    ) ss.:
County of Onondaga                  )

         On the _____ day of February in the year 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared Daniel
S. Jonas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                                     ---------------------------
                                                     Notary Public